UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 6, 2006

                              SYSCAN IMAGING, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           90-0251401
(State or other jurisdiction of                             (I.R.S.Employer
 incorporation or organization)                          Identification Number)

                              1772 TECHNOLOGY DRIVE
                           SAN JOSE, CALIFORNIA 95110
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                              408-436-9888 EXT. 207
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425). |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12). |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)). |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On June 1, 2006, Syscan Imaging, Inc. ("Syscan" or "Company") determined, as the result of review by the Securities and Exchange Commission ("SEC"), that its consolidated financial statements for the year ended December 31, 2005 and for the quarter ended March 31, 2006 may have to be amended.

The Staff of the SEC reviewed the Company's financial statements and related disclosures contained within Form 10-KSB for the year ended December 31, 2005 and Form 10-QSB for the quarter ended March 31, 2006 and responded with inquires and requests for supplemental information in a letter dated May 24, 2006. The officers of Syscan discussed all issues identified in the SEC's letter with the Company's independent registered public accounting firm and legal counsel. Subsequent to such discussions, the Company responded to all of the Staff's inquires and requests for additional information in a letter dated June 1, 2006. Currently, the SEC is reviewing the Company's response letter.

The SEC's primary comments surround the Company's accounting for its non-cash, stock-based, employee compensation. Syscan granted 3,700,000 options during the year ended December 31, 2005 and 300,000 options during the quarter ended March 31, 2006 to employees and consultants. Under the guidance of Accounting Principles Board ("APB") 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, the awards resulted in total non-cash stock-based compensation expense of $2,810,000 for the year ended December 31, 2005 and $192,000 for the quarter ended March 31, 2006. The Company expensed the entire intrinsic value of the options granted on the respective grant date based on the following factors: (1) the options were issued below fair market value, resulting in immediate and significant value to the employee/consultant, (2) options were issued to key employees, where the Company believes that the possibility of the employee leaving the Company was extremely remote, and (3) one third of the options vested on the grant date and the remaining vesting period was relatively brief. The Company may have to amend its financial statements for each of the year ended December 31, 2005 and the quarter ended March 31, 2006, to expense the two-thirds of stock-based compensation expense, which did not vest immediately, over the vesting period as opposed to expensing the stock-based compensation expense immediately. The impact of this adjustment would be a decrease in both expenses and net loss of $1,235,000 each for the year ended December 31, 2005 and an increase in both expenses and net loss of $103,000 each during the quarter ended March 31, 2006.

Additionally, the SEC requested the Company to classify stock-based compensation within the respective line items of operating expenses to which the compensation cost relates. The Company has agreed to retroactively reclassify all stock-based compensation expense . Such reclassification will have no impact to the Company's results of operations for each of the year ended December 31, 2005 and the quarter ended March 31, 2006.

The remaining comments provided by the SEC relate to classification of certain expenses on the statement of operations and have no impact on the Company's results of operations for either the year ended December 31, 2005 of the quarter eded March 31, 2006.

At this time, the Company's historical results of operations and certain disclosures may be impacted by the issues raised. The Company intends to (i) continue to discuss relevant accounting issues with the SEC's Staff, (ii) continue to file responses to the accounting comments which the SEC has provided to date, (iii) respond to any additional accounting comments which the SEC staff may provide and (iv) EITHER file amended financial statements contained in the Company's reports for each of the periods indicated above OR file a current report on Form 8-K disclosing that the Company concluded an amendment for each of the periods indicated above was not necessary. To the extent that issues raised by the SEC require the Company to amend its financial statements, all readers of this Current Report are urged to review any such amended financial statements.

The Company cautions that its discussions with the SEC staff are in process and as a result there can be no assurance as to (a) the ultimate outcome of such discussions or (b) the adjustments (if any) which may ultimately be required.

Until the Company has EITHER amended its results of operations for the applicable periods OR announced definitively that no such amendments will be required, investors and other users of the Company's SEC filings are cautioned not to rely on the Company's financial statements for the year ended December 31, 2005 and the quarter ended March 31, 2006, to the extent such financial statements may be affected by the accounting issues described above.

The authorized officers of the Registrant have discussed the matters disclosed in this filing with the Company's independent accountants pursuant to Item 4.02(a) and the Company's board of directors has approved the filing of this Form 8-K.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Syscan Imaging, Inc has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SYSCAN IMAGING, INC.



                               Date: June 6, 2006
                               /S/ DARWIN HU
                               -------------
                               Darwin Hu, Chairman and Chief Executive Officer



                               Date: June 6, 2006
                               /S/ WILLIAM HAWKINS
                               -------------------
                               William Hawkins, Acting Chief Financial Officer Chief Operating Officer and Secretary